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                                                                    EXHIBIT 99.4

                              GOODRICH CORPORATION

                                  $300,000,000

                OFFER TO EXCHANGE ITS NEW 7 1/2% NOTES DUE 2008

                                      FOR

         7 1/2% SERIES B SENIOR NOTES DUE 2008 OF COLTEC INDUSTRIES INC

                           Pursuant to the Prospectus
                       Dated                       , 2002

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
 TIME, ON                ,           , 2002 (THE "EXPIRATION DATE") UNLESS THE
                          EXCHANGE OFFER IS EXTENDED.

                                                                          , 2002

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated             ,
2002 (the "Prospectus"), and the related Letter of Transmittal which, together with any amendments and supplements thereto, constitute Goodrich's offer (the "Exchange Offer") to exchange its 7 1/2% Notes due 2008 (the "New Goodrich Notes") for a like principal amount of the 7 1/2% Series B Senior Notes due 2008 of Coltec Industries Inc, a Pennsylvania corporation ("Coltec," and such notes, the "Old Coltec Notes") and currently a subsidiary of Goodrich. We are the holder of record of Old Coltec Notes held for your account. A tender of such Old Coltec Notes can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Coltec Notes held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Old Coltec Notes held by us for your account, upon the terms and subject to the conditions contained in the Exchange Offer.

     Your attention is invited to the following:

          1. For any Old Coltec Note that you tender and that is accepted by Goodrich for exchange, you will receive a New Goodrich Note having a principal amount equal to that of the surrendered Old Coltec Note.

          2. The Exchange Offer is being made for all outstanding Old Coltec Notes.

          3. The Board of Directors of Goodrich has approved the Exchange Offer, but does not make any recommendation to you as to whether you should tender or refrain from tendering your Old Coltec Notes in the Exchange Offer.

          4. The Exchange Offer and withdrawal rights expire at 5:00 P.M., New
     York City time, on           , 2002, unless the Exchange Offer is extended.

          5. The Exchange Offer is subject to conditions, such as the absence of court and governmental action prohibiting the Exchange Offer and of changes in general market conditions or Goodrich's business that, in Goodrich's judgment, are or may be materially adverse to Goodrich. Goodrich may also amend or terminate the Exchange Offer if it determines, in its reasonable judgment on or before the expiration date, that it would not be advantageous for Goodrich to complete the spin-off of its
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     EnPro Industries, Inc. subsidiary. See the "Summary -- The Exchange Offer"
     and the "Exchange Offer -- Conditions to the Exchange Offer" sections in the Prospectus.

          6. You will not be obligated to pay any transfer taxes unless (1) the New Goodrich Notes are to be delivered to, or issued in the name of, someone other than you, (2) the tendered Old Coltec Notes are registered in the name of any person other than the person signing the letter of transmittal, or (3) a transfer tax is imposed for any reason other than the exchange of Old Coltec Notes in connection with the Exchange Offer. If satisfactory evidence of payment of transfer taxes or exemption from them is not submitted with the letter of transmittal, the amount of any applicable taxes will be billed directly to the tendering holder.

     Except as disclosed in the Prospectus, Goodrich is not aware of any state in which the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer will be deemed to be made on behalf of Goodrich by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Old Coltec Notes, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Old Coltec Notes, all such Old Coltec Notes will be tendered unless otherwise specified on the attachment to this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

     Notwithstanding any other provision hereof, exchange for Old Coltec Notes accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of certificates for, or of book-entry confirmation with respect to, such Old Coltec Notes, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Letter of Transmittal) and any other documents required by the Letter of Transmittal. Accordingly, an exchange may not take place for all tendering noteholders at the same time, and will depend upon when Old Coltec Notes certificates or book-entry confirmations of such Old Coltec Notes are received into the Exchange Agent's account at DTC.

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                        INSTRUCTIONS WITH RESPECT TO THE

                              GOODRICH CORPORATION

                                  $300,000,000

                OFFER TO EXCHANGE ITS NEW 7 1/2% NOTES DUE 2008

                                      FOR

         7 1/2% SERIES B SENIOR NOTES DUE 2008 OF COLTEC INDUSTRIES INC

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated             , 2002 and the related Letter of Transmittal in
connection with the offer by Goodrich Corporation, a New York corporation ("Goodrich"), to exchange its 7 1/2% Notes due 2008 (the "New Goodrich Notes") for a like principal amount of the 7 1/2% Series B Senior Notes due 2008 of Coltec Industries Inc, a Pennsylvania corporation ("Coltec," and such notes, the "Old Coltec Notes"), upon the terms and subject to the conditions in the Prospectus and related Letter of Transmittal (which together with any amendments and supplements thereto, collectively constitute the "Exchange Offer").

     This will instruct you to tender the principal amount of Old Coltec Notes indicated below (or if no number is indicated below, all of the principal amount represented by such Old Coltec Notes) held by you for the account of the undersigned, upon the terms and subject to the conditions contained in the Exchange Offer.

     Principal Amount of Old Coltec Notes to be Tendered:*

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
                                         SIGN HERE
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 Dated: -------------------------------       ---------------------------------------------
                                                              Signature(s)
                                              ---------------------------------------------
                                                         Name(s) (Please print)
                                              ---------------------------------------------
                                                               Address(es)
                                              ---------------------------------------------
                                                     Area Code and Telephone Number
                                              ---------------------------------------------
                                                    Tax ID or Social Security Number
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* Unless otherwise indicated, it will be assumed that the entire principal amount of Old Coltec Notes held for the undersigned's account are to be tendered.

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